Exhibit 5.01

May 12, 2014

Glu Mobile Inc.

500 Howard Street, Suite 300

San Francisco, California 94105

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (File Number 333-195590) filed by Glu Mobile Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on April 30, 2014, as subsequently amended on May 12, 2014 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale from time to time of (i) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture for senior debt securities or an indenture for subordinated debt securities, as applicable (each, an “Indenture”), by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), (v) subscription rights to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Subscription Rights”) and/or (vi) units comprised of shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities and/or Subscription Rights, in any combination thereof (the “Units”), having an aggregate maximum public offering price of up to $150,000,000. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), supplements to the Prospectus (each a “Prospectus Supplement”), any free writing prospectus (each a “Free Writing Prospectus”) and, in the case of Debt Securities, the applicable Indenture.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(i) the Company’s Third Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 26, 2007, and certified by the Delaware Secretary of State on May 12, 2014 (the “Restated Certificate”);

(ii) the Company’s Amended and Restated Bylaws certified by the Company’s Secretary on May 12, 2014 (the “Bylaws”);

(iii) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference, including the Form of Indenture for Senior Debt Securities and Form of Indenture for Subordinated Debt Securities;

(iv) the Prospectus prepared in connection with the Registration Statement;

(v) the minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate and Bylaws were approved;

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May 12, 2014

(vi) the resolutions adopted at a Board meeting held on April 24, 2014 , at which the Board approved the filing of the Registration Statement and the registration of the Securities under the Securities Act;

(vii) a certificate from the Company’s transfer agent, dated May 12, 2014, verifying the number of the Company’s issued and outstanding shares of capital stock as of the close of May 8, 2014, and a report from the Company, dated as of May 12, 2014, verifying the number of shares of the Company’s common stock subject to outstanding options, restricted stock units, warrants and of any rights to purchase the Company’s capital stock;

(viii) a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated May 12, 2014, stating that the Company is duly incorporated and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”); and

(ix) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that any certificates or instruments representing the Securities, when issued, will have been properly signed by authorized officers of the Company or their agents, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the applicable Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. We have also assumed that such Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of California and (iii) the existing Delaware General Corporation Law, and reported judicial decisions relating thereto, and, solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the State of New York (such above-described laws, the “Applicable Laws”). To the extent that any Warrant Agreement, Subscription Rights Agreement or Unit Agreement (each as defined below) is governed by the laws of any jurisdiction other than the State of California, our opinion expressed below assumes that California law will apply, without regard to any interpretation or construction that might be indicated by the laws stated as governing any such Warrant Agreement, Subscription Rights Agreement or Unit Agreement.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

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May 12, 2014

In connection with our opinions expressed in paragraphs (2) through (6) below, we have assumed that, (i) at or prior to the time of the delivery of any Securities in connection with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Free Writing Prospectus, the Registration Statement and any amendments thereto (including any necessary post-effective amendments) will have been declared effective under the Securities Act and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (ii) the registration effected by the Registration Statement will apply to such Securities and will not have been modified or rescinded, (iii) no future amendments will be made to the Restated Certificate that would be in conflict with or inconsistent with the Company’s right and ability to issue the Securities, (iv) at the time of the offer, issuance and sale of any Securities, the Company will have a sufficient number of authorized and unissued shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Securities so issued and sold to be able to issue all such shares, (v) all purchasers of Securities will timely pay in full to the Company all amounts they have agreed to pay to purchase such Securities, and (vi) there will not have occurred any change in law affecting the validity of the issuance of such Securities at the time of the offer, issuance and sale of any Securities.

In addition, in connection with our opinion expressed in paragraph (4) below, we have assumed that if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the applicable Indenture, in the form filed with the Registration Statement as an exhibit and that there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities. We have also assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, or as to the effect of, any of the following limitations and exceptions to the enforceability of the Debt Securities:

(i) the laws of bankruptcy, insolvency, assignments for benefit of creditors, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers;

(ii) general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance;

(iii) injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

(iv) laws relating to usury or permissible rates of interest for loans, forebearances or the use of money.

The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the Applicable Laws, including the rules and regulations thereunder, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities, the Company will: (i) advise us in writing of the terms thereof and other information material thereto; (ii) afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus, the applicable Prospectus Supplement, any Free Writing Prospectus and, in the case of Debt Securities, the applicable Indenture, as then in effect); and (iii) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. We also assume

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May 12, 2014

the Company will (a) timely file all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend its Restated Certificate to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized under its Restated Certificate. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

(2) With respect to the shares of Common Stock registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting, equity distribution or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock in a form approved by the Board, upon payment of the consideration therefor (which shall be no less than the par value of the Common Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which shall be no less than the par value of the Common Stock), as stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

(3) With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption (if necessary) of a certificate of designation relating to such Preferred Stock conforming to the Restated Certificate and Bylaws and the Delaware General Corporation Law (a “Certificate of Designation”) or an amendment of the Restated Certificate relating to such Preferred Stock conforming to the Bylaws and the Delaware General Corporation Law and the reservation for future issuance of a sufficient number of authorized shares of Preferred Stock, and the filing of the Certificate of Designation (or amendment of the Restated Certificate) with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (which shall be no less than the par value of the Preferred Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and (if necessary) by the Stockholders, for the consideration approved by the Board (which shall be no less than the par value of the Preferred Stock), as stated in the Registration Statement,

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May 12, 2014

the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(4) With respect to any Debt Securities registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with such Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of such Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

(5) With respect to any Warrants registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock, as applicable, (ii) the Warrant Agreement has been duly authorized and validly executed and delivered and (iii) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Warrants will be validly issued and will constitute valid and binding obligations of the Company.

(6) With respect to any Subscription Rights registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution and delivery of the agreement relating to the Subscription Rights (“Subscription Rights Agreement”), the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock, as applicable, (ii) the Subscription Rights Agreement has been duly authorized and validly executed and delivered, and (iii) such Subscription Rights have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company.

(7) With respect to any Units registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to

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approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock, as applicable, (ii) the Unit Agreement has been duly authorized and validly executed and delivered and (iii) such Units have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Units will be validly issued and will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP